Exhibit 99.1

PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Swiftmerge Acquisition Corp. Extraordinary General Meeting

Swiftmerge Acquisition Corp.
4318 Forman Ave
Toluca Lake, CA 91602

EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF SWIFTMERGE ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON            , 2024.

P R O X Y C A R D

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated         , 2024, in connection with the extraordinary general meeting of Shareholders (the “extraordinary general meeting”) to be held at         a.m. Eastern Time on         , 2024, at the offices of Greenberg Traurig, LLP located at One Vanderbilt Ave., New York, NY 10017, and via live webcast, accessible at         , and hereby appoints John Bremner and Aston Loch, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Swiftmerge Acquisition Corp. (“Swiftmerge”) registered in the name provided, which the undersigned is entitled to vote at the extraordinary general meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 7.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 5, 6 and 7.
Proposal No. 1 — The Business Combination Proposal
“RESOLVED, as an ordinary resolution, that the entry into the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement, including the issuance of the Merger Consideration, and the performance by SPAC of its obligations thereunder, be approved, adopted, ratified and confirmed in all respects.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal
“RESOLVED, as a special resolution, that Swiftmerge Acquisition Corp. be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Articles of Association of Swiftmerge Acquisition Corp. and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Swiftmerge Acquisition Corp. in the State of Delaware as a corporation, governed by Surviving PubCo Certificate of Incorporation attached as Annex B and Surviving PubCo Bylaws attached as Annex C to the proxy statement/prospectus in respect of the Shareholders Meeting of the SPAC, with the laws of the State of Delaware, the name of the SPAC be changed from ‘Swiftmerge Acquisition Corp.’ to ‘AleAnna, Inc.’”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Share Issuance Proposal
“RESOLVED, as an ordinary resolution, that for the purposes of complying with the 5635 of the Nasdaq Listing Rules, the issuance of the Merger Consideration in connection with the Business Combination be approved.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Other Organizational Documents Proposals
“RESOLVED, as a non-binding advisory resolution, that the Surviving PubCo Certificate of Incorporation and Surviving PubCo Bylaws (copies of which are attached to the proxy statement/prospectus in respect of the Shareholders Meeting as Annex B and Annex C, respectively), will be approved and adopted with such principal changes as described in Other Organizational Documents Proposals 4A-I.”

(A) Proposal No. 4A — Other Governing Documents Proposal A
An amendment to change the authorized share capital of SPAC from 200,000,000 SPAC Class A Ordinary Shares, 20,000,000 SPAC Class B Ordinary Shares, and 1,000,000 preferred shares, par value of $0.0001 per share, to 222,500,000 shares of common stock consisting of 150,000,000 shares of Surviving PubCo Class A Common Stock, 2,500,000 shares of Surviving PubCo Class B Common Stock, 70,000,000 shares of Surviving PubCo Class C Common Stock and 1,000,000 shares of Surviving PubCo Preferred Stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(B) Proposal No. 4B — Other Governing Documents Proposal B
An amendment to remove provisions related to the SPAC’s status as a blank check company, which will no longer apply upon consummation of the Business Combination, as SPAC will cease to be a blank check company at such time.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(C) Proposal No. 4C — Other Governing Documents Proposal C
An amendment to authorize the Surviving PubCo Board to make issuances of any or all shares of Surviving PubCo Preferred Stock in one or more classes or series, with such terms and conditions and at such future dates as may be expressly determined by the Surviving PubCo Board and as may be permitted by the DGCL.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(D) Proposal No. 4D — Other Governing Documents Proposal D An amendment to adopt Delaware as the exclusive forum for certain stockholder litigation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(E) Proposal No. 4E — Other Governing Documents Proposal E
An amendment to allow stockholders to call special meetings and act by written consent until such time that Surviving PubCo is no longer a “Controlled Company” pursuant to Nasdaq Listing Rule 5615(c)(1).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(F) Proposal No. 4F — Other Governing Documents Proposal F An amendment to absolve certain Surviving PubCo stockholders from certain competition and corporate opportunities obligations.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(G) Proposal No. 4G — Other Governing Documents Proposal G An amendment to allow officers and directors of Surviving PubCo to be exculpated from personal monetary liability pursuant to the DGCL.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(H) Proposal No. 4H — Other Governing Documents Proposal H
An amendment to provide that holders of Surviving PubCo Class A Common Stock and holders of Surviving PubCo Class C Common Stock will vote together as a single class on all matters, except as required by law or by the Surviving PubCo Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(I) Proposal No. 4I — Other Governing Documents Proposal I
Amendments to (i) change the post-Business Combination corporate name from “Swiftmerge Acquisition Corp.” to “AleAnna, Inc.,” which is expected to occur after the Domestication in connection with the Business Combination, (ii) make Surviving PubCo’s corporate existence perpetual and (iii) elect to not be governed by Section 203 of the DGCL, all of which the board of directors of SPAC believes are necessary to adequately address the needs of Surviving PubCo after the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Required Organizational Document Proposal
“RESOLVED, as a special resolution, that the SPAC Articles of Association currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Surviving PubCo Certificate of Incorporation (copy of which is attached to the proxy statement/prospectus in respect of the Shareholders Meeting as Annex B) including the authorization of the change in authorized share capital as indicated therein and the change of name to ‘AleAnna, Inc.’”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — Director Election Proposal
“RESOLVED, as an ordinary resolution, that Duncan Palmer and Graham van’t Hoff be elected and shall serve as Class I directors, Curtis Hébert and William K. Dirks be elected and shall serve as Class II directors and Marco Brun be elected and shall serve as the Class III director on the board of directors of the Surviving PubCo, until the first, second and third annual meetings of shareholders following the date of the filing of the Surviving PubCo Certificate of Incorporation, as applicable, and until their respective successors are duly elected and qualified.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — Adjournment Proposal
“RESOLVED, as an ordinary resolution, that the adjournment of the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Shareholders Meeting be approved.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2024

(Signature)

(Signature if held Jointly)

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 4I, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY REVOKES ALL PRIOR PROXIES SIGNED BY YOU.